Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-236436, 333-236431, 333-236438, 333-236441, 333-236445, 333-236442, 333-222322, 333- 248967, and 333-236443) of Equitable Financial Life Insurance Company of our report dated March 1, 2021 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 1, 2021